                      REVLON CONSUMER PRODUCTS CORPORATION
                               625 MADISON AVENUE
                               NEW YORK, NY 10022





                                                 February 24, 1998


Jerry W. Levin
15 East 70th Street
New York, New York  10021

Dear Mr. Levin:

                  Reference is made to the employment agreement between you and Revlon Consumer Products Corporation(the "Company") dated as of January 1, 1996 (the "Agreement"). Pursuant to the Agreement, you were employed as Chief Executive Officer of the Company. The Company and you have agreed that, except as otherwise provided herein, the Term of the Agreement and your employment by the Company shall be terminated as of June 30, 1997. Notwithstanding such termination, it is agreed that you shall continue to serve as Chairman of the Board of the Company and of Revlon, Inc. and that the stock options previously granted to you shall remain outstanding in accordance with the terms of such grants. You have agreed to the foregoing upon the terms hereinafter set forth.

                  1. Termination of Agreement. Except as otherwise provided herein, the Term of the Agreement shall terminate effective June 30, 1997, and upon such termination you hereby waive and release all rights and claims under the Agreement and with respect to your employment or the termination of your employment thereunder, including without limitation under Sections 3 and 4 (except Section 3.3 (which shall remain in effect with respect to options previously granted and options which are to be granted to you under the Agreement in 1999, such 1999 grant to be of 42,500 options, and Sections 3.6(ii), 3.6(iii), 4.5 and 8 which shall remain in effect during your continued employment with any affiliate of the Company). In respect of your employment during 1997, the Company shall have paid to you on or before December 31, 1997 an aggregate base salary of $825,000. In respect of your services to the Company during 1998 as Chairman of the Board, the Company shall pay to you $825,000. Notwithstanding any other provision of this agreement, you do not hereby release or waive any

Jerry W. Levin
As of February 24, 1998
Page 3


benefits under the tax-qualified and supplemental retirement plans of the Company and its affiliates accrued as of June 30, 1997 or under the Section 401 savings plan of the Company and its affiliates accrued as of the end of such date.

                  2. Inventions; Confidential Information; Competitors. Without limiting the generality of paragraph 1, the provisions of Sections 5 through 7 and 9 through 11 of the Agreement shall remain in full force and effect, including without limitation your agreement to comply with subsection 5.2.

                  3. Miscellaneous. This agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives and any successor of the Company, which successor shall be deemed substituted for the Company under the terms of this agreement. As used in this agreement, the term "successor" shall include any person, firm, corporation or other entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the capital stock, assets or business of the Company. The waiver by the Company or you of a breach of any provision of this agreement by you or the Company shall not operate or be construed as a waiver of any subsequent or other breach. Any notice required or permitted to be given shall be sufficient if in writing and if sent by registered or certified mail to you at your then residence or to the Company at its then principal place of business. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and may not be changed except in a written modification signed by both parties. This agreement shall be governed by and construed in accordance with

Jerry W. Levin
As of February 24, 1998
Page 4


the laws of the State of New York as applied to contracts between residents thereof executed and performed wholly within the State of New York.

                  If this letter accurately sets forth our agreement, please so indicate by returning a copy of this letter signed in the place set forth below.

                                          Sincerely,

                                          REVLON CONSUMER PRODUCTS
                                             CORPORATION


                                          By:/s/ WADE H. NICHOLS III
                                                 -----------------------------
                                                 Wade H. Nichols III
                                                 Executive Vice President
                                                   and General Counsel

ACCEPTED AND AGREED:


/s/JERRY W. LEVIN
   ----------------------
   Jerry W. Levin